Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of CC Real Estate Income Fund-ADV (the “Trust”) of our report dated February 23, 2018, relating to the financial statements of NorthStar Real Estate Capital Income Fund-ADV (“RE Capital Fund-ADV”), which appears in the RE Capital Fund-ADV’s Annual Report on Form N-CSR for the period ended December 31, 2017.

We also hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of the Trust of our report dated February 23, 2018, relating to the financial statements of NorthStar Real Estate Capital Income Master Fund, which appears in the RE Capital Fund-ADV’s Annual Report on Form N-CSR for the period ended December 31, 2017.

We also consent to the references to us under the headings “Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 4, 2018